Exhibit 10.3

STANDARD COMMERCIAL CORPORATION SUPPLEMENTAL RETIREMENT PLAN

                    This agreement made and entered into this 27th day of March, 1990, by Standard Commercial Corporation, a corporation organized and existing user the laws of the State of North Carolina, shall be effective the 1st day of April, 1989.

PREAMBLE

          The principal objective of this Plan is to restore to Participants any benefits that would otherwise be lost to them under the Standard Commercial Corporation Defined Benefit Pension Plan because of limitations imposed by Section 415 and 401 (a) (17) of the Internal Revenue Code.

SECTION I

DEFINITIONS

Except as noted below, all words or phrases used herein shall have the same meaning as is attributed to them in Article I of the Basic Plan.

1.01 BASIC PLAN - The words “Basic Plan” mean the Standard Commercial Corporation Defined Benefit Pension Plan as it may be amended from time to time or any successor thereto.

          1.02   BOARD - The word “Board” means the Board of Directors of Standard Commercial, and to the extent allowed by the Articles of Incorporation of the Company, action by the Board may be taken by the Executive Committee.

1.03 CODE - The word “Code” means the Internal Revenue Code of 1986, as amended.

          1.04   COMPANY - The word “Company” means Standard Commercial Corporation and any successor thereto and any other company which is authorized by the Board to adopt the Plan and which, by direction of its board of directors or highest executive authority, adopts the Plan by executing a participation agreement.

1.05 ERISA - The word “ERISA” means the Employee Retirement Income and Security Act of 1974, as amended.

-1-

          1.06   EXCESS PENSION PLAN BENEFIT - The words “Excess Pension Plan Benefit” mean a monthly pension, or the actuarial equivalent thereof, equal to the benefit (as defined in Article IV of the Basic Plan) which would have been payable to the Participant from the Basic Plan had the limitations imposed by Section 415 and 401 (a) (17) of the Code not applied, less the actual benefit payable from the Basic Plan or the actuarial equivalent thereof.

1.07 PARTICIPANT - The word “Participant” means an employee of the Company who is eligible to participate in the Plan in accordance with Section 3.02 and who elects to participate.

1.08 PLAN - The word “Plan” means the Standard Commercial Corporation Supplemental Retirement Plan.

SECTION II

BENEFITS

          2.01   A Participant will be entitled to receive Excess Pension Plan Benefits under this Plan which may increase or decrease from time to time and which shall be payable at the same time and in the same manner as are his benefits under the Basic Plan.  If Section 415 prohibits any benefits from being paid from the Basic Plan, this Plan shall provide all the benefits the Basic Plan would have provided under the same conditions.

SECTION III

MISCELLANEOUS

          3.01  ADMINISTRATION. Full power and authority to construe, interpret, and administer the Plan shall be vested in the Administrative Committee (the “Committee”) appointed by the Board.  The Committee shall have the authority to make determinations provided for or permitted to be made under the Plan, to interpret the Plan, and to promulgate such rules and regulations, if any, as the Committee considers necessary and appropriate for the implementation of the Plan.

          3.02  ELIGIBILITY AND PARTICIPATION.  The Company, in its sole discretion, shall establish eligibility qualifications for participation in the Plan, provided the Company may designate such authority to any person, persons or entity.  Participation shall be limited to key executives and a select group of highly compensated employees of the Company, as such terms are defined in ERISA.

-2-

          3.03  NON-ALIENATION.  Neither a Participant nor anyone claiming through him shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto hereby are expressly declared to be non-assignable and non-transferable, nor shall any such right to receive payments hereunder be subject nor shall any such right to receive payments hereunder be subject to the claims of creditors of a Participant or anyone claiming through him to any legal, equitable, or other proceeding or process for the enforcement of any claims..

          3.04  TAX WITHHOLDING.   The Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code or the Social Security Act or any state income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

          3.05  NON-SECURED PROMISE. The rights under this Plan of a Participant and any person or entity claiming through him shall be solely those of an unsecured, general creditor of the Company.  Any asset acquired or held by the Company shall not be deemed to be held by the Company for or on behalf of a Participant, or any other person, or to be security for the performance of any obligations hereunder of the Company, but shall, with respect to this Plan, be and remain a general, unpledged, unrestricted asset of the Company.

          3.06  INDEPENDENCE OF PLAN. Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other employment agreement or employment benefit agreement or plan or rights that may exist from time to time between the parties hereto.  This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, nor shall any provision hereof restrict the right of the Company to discharge a Participant, or restrict the right of a Participant to terminate his employment with the Company.

          3.07  PLAN INTERPRETATION. The Paragraph headings used in this Plan are for convenience or reference only and shall not be considered in construing this Plan.  The masculine gender, where appearing in the text of the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

-3-

          3.08  RESPONSIBILITY FOR LEGAL EFFECT. Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

          3.09  COMMITTEE DETERMINATIONS FINAL. Each determination provided for in the Plan with respect to its operation, interpretation and administration, shall be made in the absolute discretion of the Committee.  Any such determination shall be binding on all persons.

          3.10  AMENDMENT. The Company may, in its sole discretion amend the Plan from time to time.  No such amendment shall reduce a Participant’s or a Beneficiary’s benefits under the Plan to an amount less than an amount that he would have been entitled to under the Plan on the later of the date the amendment is adopted or made effective, as if the Plan had been terminated on that date.

          3.11  TERMINATION AT THE COMPANY’S OPTION. Notwithstanding any other provision of this Plan, the Company may terminate this Plan at any time if the Company, in its sole and absolute discretion, determines that any change in federal or state law, or judicial or administrative interpretation thereof, has materially affected the Company’s cost of providing the benefits otherwise payable under this Plan, or for any other reason whatsoever.  Upon such termination, the sole amount payable to a Participant shall be calculated as if the Participant terminated employment on the date the Plan terminated, and shall be paid in a lump sum as soon as administratively possible after the termination of the Plan.

          3.12  SUCCESSORS, ACQUISITIONS, MERGERS, CONSOLIDATIONS. The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participants, their successors, assigns, and personal representatives.  The Company agrees that it will not merge, consolidate, or otherwise be acquired by any other business entity unless and until the surviving business entity shall expressly assume and confirm in writing the obligations of the Company under this Agreement.

3.13 CONTROLLING LAW. The Plan shall be construed in accordance with the laws of the state of North Carolina to the extent not preempted by laws of the United States of America, including ERISA.

SECTION IV

          4.01  CLAIMS PROCEDUIRE. Any claim by a Participant or his beneficiary (hereinafter "Claimant") for benefits shall be submitted to the Committee.  The Committee shall be responsible for deciding whether such claim is within the scope provided by the Plan (a "Covered Claim") or is otherwise subject to payment pursuant to the terms of any Plan, and for providing full and fair review of the decision on such claim.  In addition, the Committee shall provide a full and fair review in accordance with ERISA, including without limitation Section 503 thereof.

-4-

          4.02  CONTENTS OF CLAIM. Each Claimant or other interested person shall file with the Committee such pertinent information as the Committee may specify, and in such manner and form as the Committee may specify or provide, and such person shall not have any rights or be entitled to any benefits or further benefits hereunder, as the case may be, unless such information is filed by the Claimant or on behalf of the Claimant.  Each Claimant shall supply at such times and in such manner as may be required, written proof that Covered Claims were incurred or that the benefit is covered under the Plan.  If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits or no further benefits hereunder, as the case may be, shall be payable to such Claimant.

          4.03  NOTICE OF DECISION. Notice of a decision by the Committee with respect to a claim shall be furnished to the Claimant within ninety (90) days following the receipt of the claim by the Committee (or within ninety (90) days following the expiration of the initial ninety (90) day period, in a case where there are special circumstances requiring extension of time for processing the claim).  If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Committee to the Claimant prior to the expiration of the initial ninety (90) day period.  The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decisions with respect to the claim shall be furnished.  Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the Claimant, and shall set forth:  (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedure. If the Committee fails to notify the Claimant of the decision regarding his claim in accordance with these "Claims Procedure" provisions, the claim shall be deemed denied and the Claimant shall then be permitted to proceed with the claims review procedure provided herein.

-5-

          4.04  APPEALING CLAIM DENIAL. Within sixty (60) days following receipt by the Claimant of notice of the claim denial, or within sixty (60) days following the close of the ninety (90) day period referred to herein, or if the Committee fails to notify the Claimant of the decision within such ninety (90) day period, the Claimant may appeal denial of the claim by filing a written application for review with the Committee.  Following such request for review, the Committee shall fully and fairly review the decision denying the claim.  Prior to the decision of the Committee, the Claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing and request a review of the Committee of the decision denying the claim.  Such a request shall be made in writing and filed with the Committee within sixty (60) days after delivery to the Claimant of written notice of the decision.  Such written request for review shall contain all additional information which the Claimant wishes the Committee to consider.  The Committee may hold a hearing or conduct an independent investigation regarding the merits of the denied claim promptly, and within sixty (60) days following receipt by the Committee of the request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing such denied claim) shall deliver the decision to the Claimant in writing.  If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

          For all purposes under the Plan, the decision with respect to a claim if no review is requested and the decision with respect to a claim if review is requested shall be final, binding and conclusive on all interested parties as to participation relating to the Plan.

IN WITNESS WHEREOF, Standard Commercial Corporation has caused this Agreement to be executed all as of the day and year first above written

STANDARD COMMERCIAL CORPORATION

BY: /s/ Marvin W. Coghill, President

ATTEST:

(Corporate Seal)

BY: /s/ Guy M. Ross, Secretary

-6-

NORTH CAROLINA	FIRST AMENDMENT TO THE
WILSON COUNTY	STANDARD COMMERCIAL CORPORATION SUPPLEMENTAL RETIREMENT PLAN

          THIS AMENDMENT, made and entered into this 14th day of December, 1994, by Standard Commercial Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of North Carolina.

W I T N E S S E T H:

WHEREAS, the Corporation has established and adopted the Standard Commercial Corporation Supplemental Retirement Plan (the "Plan") effective April 1, 1989;

WHEREAS, pursuant to section 3.10 of the Plan, the Corporation has reserved the right to amend the Plan from time to time, in its sole discretion;

          WHEREAS, the Corporation desires to amend the Plan effective December 1, 1994 to provide that the Administrative Committee appointed under the Plan, in its discretion, may specify the amount of compensation that shall be used in calculating, solely for purposes of the Plan, the amount of a participant's benefit under the Standard Commercial Corporation Defined Benefit Pension Plan (the "Defined Benefit Plan");

          WHEREAS, pursuant to resolution of its Executive Committee, the Corporation has authorized and directed its officers to execute such documents and to take such other action as may be necessary to give effect to the foregoing amendment to the Plan.

NOW THEREFORE, in consideration of the premises herein contained, the Plan is hereby amended effective December 1, 1994 by adding the following at the end of section 1.06:

The Committee shall be entitled, in its discretion, to specify an amount of compensation that shall be used in calculating, solely for purposes of this Plan, the amount of a participant's benefit under the Basic Plan.

-1-

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officer and its corporate seal to be hereunto affixed, all as of the date first written above.

CORPORATION:
STANDARD COMMERCIAL CORPORATION

By: /s/ Guy M. Ross
Name: Guy M. Ross
Title: Vice President & Secretary
ATTEST:

BY: /s/ Hampton R. Poole

(Corporate Seal)

-2-

RESOLUTIONS OF ADMINISTRATIVE COMMITTEE UNDER THE STANDARD COMMERCIAL CORPORATION SUPPLEMENTAL RETIREMENT PLAN

          WHEREAS, Standard Commercial Corporation (the "Corporation") adopted the Standard Commercial Corporation Supplemental Retirement Plan (the "Plan") effective April 1, 1989, as amended effective December 1, 1994;

WHEREAS, the undersigned were appointed by the Board of Directors of the Corporation to serve as the Administrative Committee under the Plan (the "Administrative Committee");

          WHEREAS, the Plan provides that the Administrative Committee, in its discretion, may specify an amount of compensation that shall be used in calculating, solely for purposes of the Plan, the amount of a participant's benefit under the Standard Commercial Corporation Defined Benefit Pension Plan (the "Defined Benefit Plan");

          WHEREAS, effective April 1, 1994, the annual salary payable to M. W. Coghill (the "Participant") by the Corporation was reduced such that the amount of compensation that will be taken into account for benefit calculation purposes under the Defined Benefit Plan with respect to the Participant has been reduced from $310,000 to $263,500 as of April 1, 1994;

          WHEREAS, in view of the decrease in the Participant's annual salary effective April 1, 1994, the Corporation desires that the amount of compensation that shall be taken into account in calculating, solely for purposes of the Plan, the Participant's benefit under the Defined Benefit Plan shall be $310,000 for plan years ending on or after March 31, 1995.

          NOW, THEREFORE, BE IT RESOLVED, that in view of the decrease in the annual salary payable to the Participant by the Corporation effective April 1, 1994, the Administrative Committee hereby specifies that the amount of compensation that shall be taken into account in calculating, solely for purposes of the Plan, the Participant's benefit under the Defined Benefit Plan shall be $310,000 for plan years ending on or after March 31,1995.

The foregoing resolution is adopted this 14th day of December 1994.

By: /s/ G. M. Ross	By: /s/ E. C. Dilda
G. M. Ross	E. C. Dilda

By: /s/ D. L. Williams	By: /s/ Edward A. Majeski
D. L. Williams	Edward A. Majeski

By: /s/ Hampton R. Poole, Jr.
Hampton R. Poole, Jr.

-1-

NORTH CAROLINA	SECOND AMENDMENT TO THE
WILSON COUNTY	STANDARD COMMERCIAL CORPORATION SUPPLEMENTAL RETIREMENT PLAN

          THIS AMENDMENT, made and entered into this 25th day of November, 1996, by Standard Commercial Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of North Carolina.

W I T N E S S E T H:

WHEREAS, the Corporation has established and adopted the Standard Commercial Corporation Supplemental Retirement Plan (the "Plan") effective April 1, 1989, as subsequently amended from time to time;

WHEREAS, pursuant to section 3.10 of the Plan, the Corporation has reserved the right to amend the Plan from time to time, in its sole discretion;

WHEREAS, the Corporation desires to amend the Plan effective as of the date of execution hereof to eliminate the lump sum optional form of distribution;

          WHEREAS, pursuant to resolution of its Executive Committee, the Corporation has authorized and directed its officers to execute such documents and to take such other action as may be necessary to give effect to the foregoing amendment to the Plan.

NOW THEREFORE, in consideration of the premises herein contained, the Plan is hereby amended effective as of the date of execution hereof as follows:

Section 2.01 of the Plan is amended by deleting the section in its entirety and inserting in lieu thereof the following:

"2.01 A Participant will be entitled to receive Excess Pension Plan Benefits under this Plan which may increase or decrease from time to time and which shall be payable at the same time as are his benefits under the Basic Plan. Such Excess Pension Plan Benefits shall be paid in the same manner in which the Participant's Basic Benefits are paid; provided, however, a lump sum distribution shall not be available under this Plan. If the Participant elects to receive his Basic Benefits in the form of a lump sum distribution, he shall make a separate election as to the manner in which Excess Pension Plan Benefits shall be paid hereunder. If Section 415 prohibits any benefits from being paid from the Basic Plan, this Plan shall provide all the benefits the Basic Plan would have provided under the same conditions, subject to the distribution form restriction stated above."

-1-

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed by its duly authorized officer and its corporate seal to be hereunto affixed, all as of the date first written above.

CORPORATION:
STANDARD COMMERCIAL CORPORATION

By: /s/ Guy M. Ross
Name: Guy M. Ross
Title: Vice President & Secretary
ATTEST:

BY: /s/ Hampton R. Poole

(Corporate Seal)

-2-

RESOLUTIONS OF ADMINISTRATIVE COMMITTEE UNDER THE STANDARD COMMERCIAL CORPORATION SUPPLEMENTAL RETIREMENT PLAN

          WHEREAS, Standard Commercial Corporation (the "Corporation") adopted the Standard Commercial Corporation Supplemental Retirement Plan (the "Plan") effective April 1, 1989, as amended effective December 1, 1994;

WHEREAS, the undersigned were appointed by the Board of Directors of the Corporation to serve as the Administrative Committee under the Plan (the "Administrative Committee");

          WHEREAS, the Plan provides that the Administrative Committee, in its discretion, may specify an amount of compensation that shall be used in calculating, solely for purposes of the Plan, the amount of the participant's benefit under the Standard Commercial Corporation Defined Benefit Pension Plan and Trust (the "Defined Benefit Plan");

          WHEREAS, effective April 1, 1994, the annual salary payable to M. W. Coghill (the "Participant") by the Corporation was reduced such that the amount of compensation taken into account for benefit calculation purposes under the Defined Benefit Plan with respect to the Participant was reduced from $310,000 to $263,500 as of April 1, 1994;

          WHEREAS, in view of the decrease in the Participant's annual salary effective April 1, 1994, the Administrative Committee previously specified that the amount of compensation to be taken into the account in calculating, solely for the purposes of the Plan, the Participant's benefit under the Defined Benefit Plan shall be $310,000 for plan years ending on or after March 31, 1995;

WHEREAS, the Participant's annual salary has since been increased to an amount above $310,000;

          WHEREAS, The Administrative Committee intends that the amount of compensation to be taken into account in calculating, solely for purposes of the Plan, the Participant's benefit under the Defined Benefit Plan be the greater of the Participant's actual compensation or $310,000, and desires to take clarifying action at this time.

          NOW, THEREFORE, BE IT RESOLVED, that the Administrative Committee hereby specifies that the amount of compensation that shall be taken into account in calculating, solely for purposes of the Plan, the Participant's benefit under the Defined Benefit Plan shall be the greater of the Participant's actual compensation or $310,000 for plan years ending on or after March 31,1995.

-1-

The foregoing resolution is adopted this 25th day of August 2000.

By: /s/ Michael K. McDaniel
Michael K. McDaniel

By: /s/ Timothy S. Price
Timothy S. Price

By: /s/ Robert A. Sheets
Robert A. Sheets

By: /s/ Hampton R. Poole, Jr.
Hampton R. Poole, Jr.

ALL THE MEMBERS OF THE ADMINISTRATIVE COMMITTEE

-2-